SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 29, 1996




                         BUGABOO CREEK STEAK HOUSE, INC.
             (Exact name of registrant as specified in its charter)



                          Delaware 0-19924 05-0475499
         (State or other jurisdiction (Commission File (I.R.S. Employer of incorporation) Number) Identification No.)



           1275 Wampanoag Trail, East Providence, Rhode Island 02915
               (Address of principal executive offices) (Zip Code)



                                 (401) 433-5500
              (Registrant's telephone number, including area code)





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Item 1.  Changes in Control of Registrant.

         (b) On July 29, 1996, Bugaboo Creek Steak House, Inc. ("Bugaboo") entered into Amendment No. One to the Agreement and Plan of Merger dated as of June 14, 1996 (the "Merger Agreement") with Longhorn Steaks, Inc. ("Longhorn") and Whip Merger Corporation ("Merger Corp."), a wholly-owned subsidiary of Longhorn. The Merger Agreement provides that, at the "Effective Time" (as defined in the Merger Agreement), Merger Corp. shall be merged with and into Bugaboo (the "Merger"). Merger Corp. will then cease to exist and Bugaboo will continue as the surviving corporation, as a wholly-owned subsidiary of Longhorn. By virtue of the Merger, each share of Bugaboo common stock ("Bugaboo Common Stock") outstanding immediately prior to the Effective Time shall be converted into the right to receive .5625 shares of the common stock of Longhorn ("Longhorn Common Stock"). Longhorn Common Stock is traded on the NASDAQ Stock Market's National Market under the symbol "LOHO". The closing sale price of Longhorn Common Stock on the NASDAQ National Market on July 29, 1996 was $16.50.

         Longhorn operates and franchises 80 restaurants, including 77 Longhorn Steakhouses, in the southeastern and midwestern United States. Longhorn Steakhouse restaurants are casual dining, full-service restaurants that serve lunch and dinner, offer full liquor service and feature a menu consisting of fresh cut, carefully aged steaks, as well as salmon, shrimp, chicken, ribs, pork chops and prime rib.

         It is anticipated that the Merger will be tax-free to the Bugaboo shareholders and will be accounted for as a pooling-of-interests. Longhorn will also acquire three non-Bugaboo restaurants which are owned by Mr. Grace alone or jointly by Mr. Grace and Mr. Orr, a director of Bugaboo -- Hemenway's Sea Food in Providence, Rhode Island, Old Grist Mill Tavern in Seekonk, Massachusetts, and Monterey Restaurant in Warwick, Rhode Island. Bugaboo currently provides management services to these restaurants pursuant to Management Services Agreements. In addition, Longhorn will acquire the limited liability company owned by Bugaboo Directors Grace, Orr and Snowden which holds title to the site of the Bugaboo Creek restaurant located in Springfield, Virginia, and will acquire from Messrs. Grace and Orr real property located in Seekonk, Massachusetts, which is leased to Old Grist Mill Tavern. Longhorn will acquire the three restaurants and related real estate for approximately 240,000 shares of Longhorn Common Stock and the assumption of approximately $1,575,000 of existing debt.

         The Merger Agreement may be terminated by Longhorn under certain conditions if Bugaboo, pursuant to the terms of the Merger Agreement and in accordance with the fiduciary duties of Bugaboo's Board of Directors, considers an alternative Acquisition Proposal (as defined in the Merger Agreement) and by Bugaboo if the Bugaboo Board of Directors determines, in the exercise of its fiduciary duties, to recommend to Bugaboo's shareholders an alternative
Acquisition Proposal. If the Merger Agreement is terminated as a result of Bugaboo's consideration and/or recommendation of an alternative Acquisition Proposal, Bugaboo must pay the out-of-pocket expenses of Longhorn incurred in connection with the Merger Agreement up to a maximum of $750,000. In addition, if within 10 months following such termination Bugaboo has entered into a Business Combination (as defined in the Merger Agreement), the third party to such Business Combination must pay to Longhorn the amount of $2,000,000 less any expenses previously paid by Bugaboo to Longhorn.

         Edward P. Grace, III, the Chief Executive Officer and President of Bugaboo and holder of 2,415,000 shares (46.2%) of the outstanding Bugaboo Common Stock, has entered into a Stockholder Agreement with Longhorn and Bugaboo dated as of June 14, 1996, pursuant to which he has agreed to vote all of his shares in favor of the Merger. The Stockholder Agreement terminates upon termination of the Merger Agreement in accordance with its terms. At closing, Mr. Grace will be appointed as a director of Longhorn and will continue to serve as President of Bugaboo with responsibility for its operations. As a result of the transactions contemplated by the Merger Agreement, Mr. Grace will beneficially own approximately 1,474,793 (12.66%) shares of the outstanding Longhorn Common Stock.

         The Longhorn Common Stock issued in this transaction will be registered and available for sale into the public marketplace. However, Mr. Grace and the other Bugaboo directors will be subject to lock-up agreements which prohibit the sale of Longhorn Common Stock received by them in the Merger until Longhorn publishes financial statements for a period ending after the Merger which includes at least 30 days of combined operations of Longhorn and Bugaboo. The parties expect this date to be mid-November 1996. In addition, Mr. Grace will be limited by the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, from selling any of the Longhorn Common Stock received by him in the transaction until six months following the Effective Time of the Merger.

         The Merger is subject to various conditions customary to transactions of this type, including the approvals of the shareholders of Bugaboo and Longhorn, the receipt of liquor license and other governmental permit approvals, filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the consent of Bugaboo's lenders. Subject to these matters, it is anticipated that the Merger will be consummated in September 1996.

Item 7.  Exhibits

         (c) Amendment No. One dated as of July 29, 1996 to Agreement and Plan of Merger dated as of June 14, 1996, among Bugaboo Creek Steak House, Inc., Longhorn Steaks, Inc. and Whip Merger Corporation, together with Exhibits thereto.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             BUGABOO CREEK STEAK HOUSE, INC.
                                                     (Registrant)



Date:  August 7, 1996                       By:  /s/ Mark A. Peterson
                                                ----------------------
                                            Mark A. Peterson
                                            Chief Financial Officer

                                 Exhibit 7(c)


                AMENDMENT NO. ONE TO AGREEMENT AND PLAN OF MERGER


                  THIS AMENDMENT NO. ONE (this "Amendment") is made and entered into as of July 29, 1996, by and among BUGABOO CREEK STEAK HOUSE, INC. ("BCS"), a Delaware corporation having its principal office located in East Providence, Rhode Island; WHIP MERGER CORPORATION ("Sub"), a Georgia corporation having its principal office located in Atlanta, Georgia; and LONGHORN STEAKS, INC. ("LSI"), a Georgia corporation having its principal office located in Atlanta, Georgia.


                                    Preamble

                  WHEREAS, BCS, Sub and LSI entered into an Agreement and Plan of Merger as of June 14, 1996 (the "Agreement"), which, among other things, provided that, in the event that for any five consecutive trading days prior to the Effective Time the last sale price of the LSI Common Stock on the Nasdaq National Market (as reported by The Wall Street Journal, or, if not reported thereby, any other authoritative source) should be less than $21.00 per share, the Agreement could be terminated and the Merger abandoned at any time prior to the Effective Time by the Board of Directors of either BCS or LSI; and

                  WHEREAS, for the five consecutive trading days beginning July 16, 1996 and ending on July 22, 1996, the LSI Common Stock had a last sale price of less than $21.00 per share; and

                  WHEREAS, the Boards of Directors of BCS, Sub and LSI are of the opinion that the Agreement should be amended to reflect certain changes which have been negotiated with regard to the structure and consideration in the Merger; and

                  WHEREAS, the Boards of Directors of BCS, Sub and LSI are of the opinion that the transactions described herein are in the best interest of the parties and their respective shareholders.

                  NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

       Section 3.1(c) of Article 3 - Manner of Converting Shares, shall be deleted in its entirety and replaced with the following:

                  (c) Each share of BSC Common Stock  (excluding  shares held by any BSC Company or any LSI Company) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive .5625 shares of LSI Common Stock (the "Exchange Ratio").
         Section 3.2 of Article 3 - Manner of Converting Shares, shall be deleted in its entirety and replaced with the following:

                  3.2 Anti-Dilution Provisions. In the event LSI changes the number of shares of LSI Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.


         Section 10.1(h) of Article 10 - Termination, shall be deleted in its entirety and replaced with the following:

                  (h) By BCS, if prior to such time as the  shareholders  of BCS shall have adopt and approve this Agreement in accordance with DGCL, the Board of Directors of BSC shall have recommended to the shareholders of BCS any other Acquisition Proposal or resolved to do so in accordance with Section 8.8 hereof.


         Section 10.1(i) of Article 10 - Termination, shall be deleted in its entirety.


       Section 11.1(a) of Article 11 - Miscellaneous, shall be amended by deleting the definition of "Acquisition Agreement" and substituting therefor the following:

                           "Acquisition  Agreements"  shall mean this Agreement;
                 the Merger Agreement, dated as of June 14, 1996 as amended by Amendment No. One dated as of the date hereof, by and among Bentley's Restaurant, Inc. ("BRI"), Whip Pooling Corporation ("WPC") and LSI; the Merger Agreement, dated as of June 14,
                 1996 as amended by Amendment No. One dated as of the date hereof, by and among Hemenway's Sea Food, Inc. ("HSF"), WPC and LSI; the Merger Agreement, dated as of June 14, 1996 as amended by Amendment No. One dated as of the date hereof, by and among Old Grist Mill Tavern, Inc. ("OGM"), WPC and LSI; the Merger Agreement, dated as of June 14, 1996 as amended by Amendment No. One dated as of the date hereof, by and among GOS Properties L.L.C. ("GOS"), WPC and LSI; and the Purchase Agreement, dated as of June 14, 1996 as amended by Amendment No. One dated as of the date hereof, by and between Edward P. Grace, III, Samuel L. Orr, Jr.
                 and LSI.


         Section 11.1(b) of Article 11 - Miscellaneous, shall be deleted in its entirety and replaced by the following:

                  (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:


              Effective Time.....................................Section 1.3
              BCS Contracts......................................Section 5.15
              BCS ERISA Plan.. ..................................Section 5.14(a)
              BCS Options........................................Section 3.5
              BCS Benefit Plans..................................Section 5.14(a)
              Closing............................................Section 1.2
              ERISA Affiliate....................................Section 5.14(c)
              Exchange Agent.....................................Section 4.1
              Exchange Ratio.....................................Section 3.1(c)
              GM Program.........................................Section 7.2(d)
              Maximum Amount.....................................Section 8.14
              Merger.............................................Section 1.1
              BCS Intellectual Property..........................Section 5.10
              SEC................................................Section 5.5(b)
              Tax Opinion........................................Section 9.1(g)


             All capitalized terms contained in this Amendment and not otherwise defined shall have the meaning ascribed to them in the Agreement.

                  IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.



ATTEST:                                         BUGABOO CREEK STEAK HOUSE, INC.


/s/ Corinne A. Sylvia                           By:  /s/ Edward P. Grace, III
Secretary                                                    President


[CORPORATE SEAL]



ATTEST:                                         LONGHORN STEAKS, INC.


/s/ Anne D. Huemme                              By:  /s/ Richard E. Rivera
Secretary                                                  President


[CORPORATE SEAL]



ATTEST:                                          WHIP MERGER CORPORATION


/s/ F. Fitzhugh Taylor III                       By:  /s/ Richard E. Rivera
Secretary                                                  President


[CORPORATE SEAL]